Exhibit (h)(49) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Amended and Restated Exhibit #2 to EXHIBIT A

to

ADMINISTRATIVE SERVICES AGREEMENT

(Revised as of May 1, 2008)

This Agreement shall apply to Classes of the Funds identified below:

	Investment A	Trust
Fund	Shares	Shares

Money Market Fund	X	X
U.S. Treasury Money Market Fund	X	X
Ohio Municipal Money Market Fund	X	X
Tax-Free Money Market Fund	X	X
Growth Fund	X	X
Income Equity Fund	X	X
Mortgage Securities Fund	X	X
Ohio Tax-Free Fund	X	X
Michigan Tax-Free Fund	X	X
Fixed Income Securities Fund	X	X
Intermediate Government Income Fund	X	X
Short/Intermediate Fixed Income Securities Fund	X	X
Dividend Capture Fund	X	X
International Equity Fund	X	X
Mid Corp America Fund	X	X
New Economy Fund	X	X
Rotating Markets Fund	X	X
Situs Fund	X	X
Macro 100 Fund	X	X
Real Strategies Fund	X	X
Technical Opportunities Fund	X	X

This Exhibit A, amended and restated as of May 1, 2008, is hereby incorporated and made part of the Administrative Services Agreement dated June 23, 2006, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of amended and restated Exhibit A to the Agreement.

Witness the due execution hereof this 30th day of June, 2008.

THE HUNTINGTON NATIONAL BANK	THE HUNTINGTON FUNDS

By: /s/ B. Randolph Bateman	By: /s/ George M. Polatas
Name: B. Randolph Bateman	Name: George M. Polatas
Title: Executive Vice President and Chief Investment Officer	Title: Vice President